UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
3005 Highland Parkway, Suite 200
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(630) 541-1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 16 and 17, 2010, Dover Corporation (the “Company”) is hosting an investor meeting at the Cincinnatian Hotel in Cincinnati, Ohio. The meeting includes: a presentation concerning recent trends in the Company’s end markets and developments across the Company; overviews of the products, end markets and operations of OPW Fueling Components, Ceramic and Microwave Products and HydroSystems; and tours of local manufacturing facilities of OPW Fueling Components, Pole/Zero and HydroSystems. The presentation being given to investors was posted on the Company’s website (http://www.dovercorporation.com) at the beginning of the meeting and can be found in the Investor Information section of the website. We have attached as Exhibit 99.1 a copy of the presentation materials.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Dover Corporation’s Investor Road Trip, Cincinnati, Ohio, Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2010	DOVER CORPORATION (Registrant)
	By:	/s/ Brad M. Cerepak
Brad M. Cerepak
Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Dover Corporation’s Investor Road Trip, Cincinnati, Ohio, Presentation.